Dechert LLP

1775 I Street, N.W.

Washington, D.C.  20006

February 29, 2012

Fenimore Asset Management Trust

384 North Grand Street

Cobleskill, New York 12043

Ladies and Gentlemen:

We have acted  as counsel for Fenimore Asset Management Trust (the  “Registrant”) and its

separate  investment  series,  the  FAM  Small  Cap  Fund  (the  “New  Fund”),  and  are  familiar

with   Registrant’s   Registration   Statement   with   respect   to   the   New   Fund   under   the

Investment  Company  Act  of  1940,  as  amended,  and  with  the  Registration  Statement relating  to  its  shares  under  the  Securities  Act  of  1933,  as  amended  (collectively,  the

“Registration Statement”).  Registrant is organized as a business trust under the laws of the

Commonwealth of Massachusetts.

We  have  examined  Registrant’s  Declaration  of  Trust  and  other  materials  relating  to  the authorization  and  issuance  of  shares  of  beneficial  interest  of  the  Registrant,  Post-Effective

Amendment No. 45 to the Registration Statement and such other documents and matters as we have deemed necessary to enable us to give this opinion.

Based upon the foregoing, we are of the opinion that the New Fund’s shares proposed to be sold  pursuant  to  Post-Effective  Amendment  No.  45  to  the  Registration  Statement,  when  it is  made  effective  by  the  Securities  and  Exchange  Commission,  will  have  been  validly authorized and, when sold in accordance with the terms of such Registration Statement and the  requirements  of  applicable  federal  and  state  law  and  delivered  by  Registrant  against receipt  of  the  net  asset  value  of  the  shares  of  the  New  Fund,  as  described  in  Post-Effective

Amendment No. 45 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

We  hereby consent  to  the  filing of  this  opinion  as  an  exhibit  to  Post-Effective  Amendment

No.   45   to   the   Registration   Statement,   to   be   filed   with   the   Securities   and   Exchange

Commission  in  connection  with  the  continuous  offering  of  the  New  Fund’s  shares  of

beneficial   interest,   as   indicated   above,   and   to   references   to   our   firm,   as   counsel   to

Registrant,  in  the  Statement  of  Additional  Information  to  be  dated  as  of  the  effective  date of  Post-Effective  Amendment  No.  45  to  the  Registration  Statement  and  in  any  revised  or amended versions thereof, until such time as we revoke such consent.

Very truly yours,

/s/ Dechert LLP

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